Filed Pursuant to Rule 424(b)(3)
Registration No. 333-278849

PROSPECTUS SUPPLEMENT NO. 11

(to Prospectus dated May 15, 2024)

Lionsgate Studios Corp.

26,207,557 Common Shares

This Prospectus Supplement supplements the Prospectus dated May 15, 2024 (the “Prospectus”), which forms a part of the Registration Statement on Form S-1 (File No. 333-278849) filed by Lionsgate Studios Corp. (“LG Studios”) with the Securities and Exchange Commission (the “SEC”). The Prospectus and this prospectus supplement relate to the offer and sale from time to time by the selling shareholders named in the Prospectus (the “Selling Shareholders”), or their permitted transferees, of up to 26,207,557 common shares, without par value, of LG Studios (the “Common Shares”). We will not receive any proceeds from the sale of Common Shares by the Selling Shareholders pursuant to the Prospectus and this prospectus supplement.

This Prospectus Supplement is being filed to update and supplement the information in the Prospectus with the information contained in LG Studios’ Current Report on Form 8-K filed with the SEC on April 17, 2025 (the “Form 8-K”). Accordingly, we have attached a copy of the Form 8-K to this Prospectus Supplement.

This Prospectus Supplement updates and supplements the information in the Prospectus and is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This Prospectus Supplement should be read in conjunction with the Prospectus and if there is any inconsistency between the information in the Prospectus and this Prospectus Supplement, you should rely on the information in this Prospectus Supplement.

The Common Shares are traded on the Nasdaq Capital Market under the symbol “LION.” On April 16, 2025, the last reported sale price of the Common Shares was $6.24 per share.

See the section entitled “Risk Factors” beginning on page 17 of the Prospectus as well as risks and uncertainties described under similar headings in any amendments or supplements to the Prospectus to read about factors you should consider before buying securities of LG Studios.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus Supplement or the Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is April 17, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 17, 2025

Lionsgate Studios Corp.

(Exact name of registrant as specified in charter)

British Columbia, Canada

(State or Other Jurisdiction of Incorporation)

1-141203	N/A
(Commission File Number)	(IRS Employer Identification No.)

(Address of principal executive offices)

250 Howe Street, 20th Floor

Vancouver, British Columbia V6C 3R8

and

2700 Colorado Avenue

Santa Monica, California 90404

Registrant’s telephone number, including area code: (877) 848-3866

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, no par value per share	LION	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously disclosed, Lions Gate Entertainment Corp., a British Columbia corporation (“Lionsgate” or “LGEC”), Lionsgate Studios Holding Corp., a newly incorporated entity formed under the laws of the Province of British Columbia and a wholly-owned subsidiary of Lionsgate (“New Lionsgate”), Lionsgate Studios Corp., a British Columbia corporation (the “Company” or “Lionsgate Studios”) and LG Sirius Holdings ULC, a British Columbia unlimited liability corporation and wholly owned subsidiary of Lionsgate that owns approximately 87.8% of the issued and outstanding shares of Lionsgate Studios, have entered into an arrangement agreement dated as of January 29, 2025, as amended by an amending agreement dated March 12, 2025 (and may be further amended from time to time, the “Arrangement Agreement”). The Arrangement Agreement provides for the implementation of a plan of arrangement that will result in the separation of the businesses of Lionsgate Studios, which encompasses the motion picture and television studio operations, from the other businesses of Lionsgate, including the STARZ-branded premium subscription platforms, through a series of transactions (the “Transactions”). The annual general and special meeting of Lionsgate and the special meeting of Lionsgate Studios (together referred to as “the Meetings”) relating to the Transactions will be held on April 23, 2025.

On April 17, 2025, the Company and Lionsgate released an investor presentation in connection with the Transactions. A copy of the investor presentation is attached as Exhibit 99.1 hereto and incorporated herein by reference.

In connection with the Transactions, Lionsgate and New Lionsgate filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that includes a joint proxy statement/prospectus of Lionsgate and Lionsgate Studios, dated March 14, 2025 (the “Proxy Statement”), which the Company first mailed to its respective stockholders on or about March 14, 2025.

Supplemental Disclosures to the Proxy Statement

The additional disclosures (the “supplemental disclosures”) in this Current Report on Form 8-K supplement the disclosures contained in the Proxy Statement and should be read in conjunction with the disclosures contained in the Proxy Statement, which should be read in its entirety. The Company is providing the supplemental disclosures solely to clarify certain clerical errors relating to the vote requirements for certain proposals described in the Proxy Statement.

To the extent that information set forth in the supplemental disclosures differs from or updates information contained in the Proxy Statement, the information in this Current Report on Form 8-K shall supersede or supplement the information contained in the Proxy Statement. All page references are to the Proxy Statement and terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Proxy Statement. For clarity, new text within restated paragraphs and tables from the Proxy Statement is bolded, while deleted text is stricken-through. On April 17, 2025, the Company and Lionsgate Studios issued a joint press release announcing these supplemental disclosures and reminding shareholders to vote at the Meetings. A copy of the press release is attached as Exhibit 99.2 and incorporated herein by reference.

1.	The paragraph under the heading “Notice of Annual General and Special Meeting of Shareholders” beginning “1. Consider pursuant to the LGEC Interim Order…” is hereby amended as follows:

1. Consider pursuant to the LGEC Interim Order and, if deemed advisable, approve, with or without variation, a special resolution of the holders of LGEC Class A shares and a special resolution of the holders of LGEC Class B shares (these identical resolutions, the “LGEC Arrangement Resolution”) adopting, for the holders of LGEC Class A shares, and for the holders of the LGEC Class B shares, a statutory Plan of Arrangement, effective as of the arrangement effective time (the “Arrangement Effective Time”), pursuant to Section 288 of the Business Corporations Act (British Columbia) among Lionsgate, the shareholders of Lionsgate, Studios, the shareholders of LG Studios, and New Lionsgate, pursuant to which, among other things: (a) New Lionsgate will be separated from Lionsgate and hold the LG Studios Business, (b) Starz (formerly LGEC) will hold the Starz Business, (c) LGEC shareholders will receive (i) in exchange for each LGEC Class A Share, one (1) New Lionsgate Class A share and one (1) New Lionsgate Class C preferred share, and in exchange for each New Lionsgate Class A share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class A Share, one and twelve one-hundredths (1.12) New Lionsgate new common shares and one and twelve one-hundredths (1.12) Starz common shares, (ii) in exchange for each LGEC Class B Share, one (1) New Lionsgate Class B share and one (1) New Lionsgate Class C preferred share, and in exchange for each New Lionsgate Class B share they hold, together with each New Lionsgate Class C preferred share they hold and which was issued in exchange for an LGEC Class B share, one (1) New Lionsgate new common share and one (1) Starz common share and (d) LG Studios shareholders, other than New Lionsgate and dissenting shareholders, will receive, for each LG Studios common share they hold, a number of New Lionsgate new common shares equal to the LG Studios Reorganization Ratio, all as more fully described in the joint proxy statement/prospectus accompanying this notice, which LGEC Arrangement Resolution, to be effective, must be passed by an affirmative vote of at least two-thirds (66 2/3%) of the votes cast by holders of LGEC Class A shares, voting separately as a class, present or represented by proxy at the Lionsgate Annual General and Special Meeting and entitled to vote at the Lionsgate Annual General and Special Meeting and the affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast with respect to LGEC Class B shares, voting separately as a class, present or represented by proxy at the Lionsgate Annual General and Special Meeting and entitled to vote at the Lionsgate Annual General and Special Meeting (the “Lionsgate Transactions Proposal”);

2.

The paragraph under the heading “Notice of Annual General and Special Meeting of Shareholders” beginning “Approval of the Lionsgate Transactions Proposal (Proposal No. 1) requires…” is hereby amended as follows:

Approval of the Lionsgate Transactions Proposal (Proposal No. 1) requires (i) the affirmative vote of at least two-thirds (66 2/3%) of the votes cast by holders of LGEC Class A shares, voting separately as a class, present or represented by proxy at the Lionsgate Annual General and Special Meeting and entitled to vote at the Lionsgate Annual General and Special Meeting and (ii) the affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast by holders of the LGEC Class B shares, voting separately as a class, present or represented by proxy at the Lionsgate Annual General and Special Meeting. The advisory vote on the Lionsgate Advisory Organizational Documents Proposals (Proposal No. 2) requires the affirmative vote of ~~two-thirds (66 2/3%)~~ at least a majority of the votes cast by holders of LGEC Class A shares present or represented by proxy at the Lionsgate Annual General and Special Meeting. The election of each director (Proposal No. 3) is determined by a plurality of the total number of votes cast. Adoption of Ernst & Young LLP as Lionsgate’s independent registered public accounting firm and authorization for the Audit & Risk Committee of the Lionsgate Board to fix its remuneration (Proposal No. 4), the advisory vote on executive compensation (Proposal No. 5), the assumption of the Lions Gate Entertainment Corp. 2023 Performance Incentive Plan, as amended and restated as the New Lionsgate 2025 Plan, to be effective upon completion of the Transactions if the Transactions are approved (Proposal No. 6), the approval of the Starz 2025 Plan, to be effective upon completion of the Transactions if the Transactions are approved (Proposal No. 7) and the approval of the Lionsgate 2025 Performance Plan, to be effective if the Transactions are not approved (Proposal No. 8) each requires the affirmative vote of at least a majority of votes cast by holders of LGEC Class A shares present or represented by proxy at the Lionsgate Annual General and Special Meeting.~~, and the~~ The approval of the advisory vote on the Reverse Stock Split (Proposal No. 9) ~~each~~ requires ~~(i)~~ the affirmative vote of at least two-thirds (66 2/3%) of the votes cast by holders of LGEC Class A shares~~, voting separately as a class,~~ present or represented by proxy at the Lionsgate Annual General and Special Meeting and entitled to vote at the Lionsgate Annual General and Special Meeting ~~and (ii) the affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast by holders of the LGEC Class B shares, voting separately as a class, present or represented by proxy at the Lionsgate Annual General and Special Meeting~~.

3.	The paragraph under the heading “Notice of Special Meeting of Shareholders” beginning “Holders of record of LG Studios common shares at 5:30 p.m…” is hereby amended as follows:

Holders of record of LG Studios common shares at 5:30 p.m. (Eastern Time) on March 12, 2025 are entitled to notice of, and to vote on all of the proposals at, the LG Studios Special Meeting or any continuations, adjournments or postponements thereof. Approval of the ~~proposals~~ LG Studios Reorganization Proposal presented at the LG Studios Special Meeting requires the affirmative vote of at least two-thirds (66 2/3%) of the votes cast by holders of LG Studios common shares present or represented by proxy at the LG Studios Special Meeting, and approval of the LG Studios Advisory Organizational Documents Proposals requires the affirmative vote of at least a majority of the votes cast by holders of LG Studios common shares present or represented by proxy at the LG Studios Special Meeting.

4.

The paragraph under the heading “Questions and Answers About the Lionsgate Annual General and Special Meeting—What votes are required to approve the proposals on which LGEC shareholders are being asked to vote?” beginning “Proposal No. 2: The affirmative vote of two-thirds (66 2/3%) of the votes cast…” on page xi is hereby amended as follows:

Proposal No. 2: The affirmative vote of ~~two-thirds (66 2/3%)~~ at least a majority of the votes cast by holders of LGEC Class A shares present or represented by proxy at the Lionsgate Annual General and Special Meeting is required for the non-binding advisory vote to approve governance provisions each of which will be contained in the New Lionsgate Articles and the Starz Articles, respectively if the Transactions are completed. Regardless of the outcome of the non-binding advisory vote on the Lionsgate Advisory Organizational Documents Proposals, the New Lionsgate Articles will be adopted by New Lionsgate and the Starz Articles will be adopted by Starz, in each case, as part of the Transactions, assuming the approval of the Lionsgate Transactions Proposal and the completion of the Transactions. LGEC Class A shares not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on the outcome of Proposal No. 2.

5.

The paragraph under the heading “Questions and Answers About the Lionsgate Annual General and Special Meeting—What votes are required to approve the proposals on which LGEC shareholders are being asked to vote?” beginning “Proposal No. 9: Approval of the Reverse Stock Split requires…” on page xii is hereby amended as follows:

Proposal No. 9: Approval of the Reverse Stock Split requires ~~(i)~~ the affirmative vote of at least two-thirds (66 2/3%) of the votes cast by holders of LGEC Class A shares~~, voting separately as a class,~~ present or represented by proxy at the Lionsgate Annual General and Special Meeting and entitled to vote at the Lionsgate Annual General and Special Meeting ~~and (ii) the affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast by holders of the LGEC Class B shares, voting separately as a class, present or represented by proxy at the Lionsgate Annual General and Special Meeting~~. Regardless of the outcome of the non-binding advisory vote on the Reverse Stock Split, the Reverse Stock Split will be adopted by Starz, as part of the Transactions, assuming the approval of the Lionsgate Transactions Proposal and the completion of the Transactions. LGEC Class A shares ~~and LGEC Class B shares~~ not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on the outcome of Proposal No. 9.

6.

The paragraph under the heading “Questions and Answers About the Lionsgate Annual General and Special Meeting—What votes are required to approve the proposals on which LG Studios shareholders are being asked to vote?” beginning “Proposal No. 2: The affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast…” on page xix is hereby amended as follows:

Proposal No. 2: The affirmative vote of the holders of at least ~~two-thirds (66 2/3%)~~ a majority of the votes cast by holders of LG Studios common shares present or represented by proxy at the LG Studios Special Meeting is required for the non-binding advisory vote to approve several governance provisions that will be contained in the New Lionsgate Articles and that substantially affect LG Studios shareholder rights. Regardless of the outcome of the non-binding advisory vote on the LG Studios Advisory Organizational Documents Proposals, the New Lionsgate Articles will be adopted by New Lionsgate as part of the Transactions, assuming the approval of the LG Studios Reorganization Proposal and the completion of the Transactions. LG Studios common shares not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on the outcome of Proposal No. 2.

7.

The paragraph under the heading “Summary - Required Vote for LGEC Shareholder Proposals” beginning “Proposal No. 2: The affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast…” on page 13 is hereby amended as follows:

Proposal No. 2: The affirmative vote of ~~two-thirds (66 2/3%)~~ at least a majority of the votes cast by holders of LGEC Class A shares present or represented by proxy at the Lionsgate Annual General and Special Meeting is required for the non-binding advisory vote to approve governance provisions each of which will be contained in the New Lionsgate Articles and the Starz Articles, respectively, if the Transactions are completed. Regardless of the outcome of the non-binding advisory vote on the Lionsgate Advisory Organizational Documents

Proposals, the New Lionsgate Articles will be adopted by New Lionsgate and the Starz Articles will be adopted by Starz, in each case, as part of the Transactions, assuming the approval of the Lionsgate Transactions Proposal and the completion of the Transactions. LGEC Class A shares not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on the outcome of Proposal No. 2.

8.

The paragraph under the heading “Summary—Required Vote for LGEC Shareholder Proposals” beginning “Proposal No. 9: Approval of the Reverse Stock Split requires…” on page 14 is hereby amended as follows:

Proposal No. 9: Approval of the Reverse Stock Split requires ~~(i)~~ the affirmative vote of at least two-thirds (66 2/3%) of the votes cast by holders of LGEC Class A shares~~, voting separately as a class,~~ present or represented by proxy at the Lionsgate Annual General and Special Meeting and entitled to vote at the Lionsgate Annual General and Special Meeting ~~and (ii) the affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast by holders of the LGEC Class B shares, voting separately as a class, present or represented by proxy at the Lionsgate Annual General and Special Meeting~~. Regardless of the outcome of the non-binding advisory vote on the Reverse Stock Split, the Reverse Stock Split will be adopted by Starz, as part of the Transactions, assuming the approval of the Lionsgate Transactions Proposal and the completion of the Transactions. LGEC Class A shares ~~and LGEC Class B shares~~ not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on the outcome of Proposal No. 9.

9.

The paragraph under the heading “Summary- Required Vote for LG Studios Shareholder Proposals” beginning “Proposal No. 2: The affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast …” on page 16 is hereby amended as follows:

Proposal No. 2: The affirmative vote of the holders of at least ~~two-thirds (66 2/3%)~~ a majority of the votes cast by holders of LG Studios common shares present or represented by proxy at the LG Studios Special Meeting is required for the non-binding advisory vote to approve several governance provisions that will be contained in the New Lionsgate Articles and that substantially affect LG Studios shareholder rights. Regardless of the outcome of the non-binding advisory vote on the LG Studios Advisory Organizational Documents Proposals, the New Lionsgate Articles will be adopted by New Lionsgate as part of the Transactions, assuming the approval of the LG Studios Reorganization Proposal and the completion of the Transactions. LG Studios common shares not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on the outcome of Proposal No. 2.

10.

The paragraph under the heading “The Lionsgate Annual General and Special Meeting – Required Votes” beginning “Proposal No. 2: The affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast …” on page 80 is hereby amended as follows:

Proposal No. 2: The affirmative vote of ~~two-thirds (66 2/3%)~~ at least a majority of the votes cast by holders of LGEC Class A shares present or represented by proxy at the Lionsgate Annual General and Special Meeting is required for the advisory vote to approve changes to the Lionsgate Articles and that substantially affect LGEC shareholder rights. Regardless of the outcome of the non-binding advisory vote on the Lionsgate Advisory Organizational Documents Proposals, the New Lionsgate Articles will be adopted by New Lionsgate and the Starz Articles will be adopted by Starz, in each case, as part of the Transactions, assuming the approval of the Lionsgate Transactions Proposal and the completion of the Transactions.

11.

The paragraph under the heading “The Lionsgate Annual General and Special Meeting—Required Votes” beginning “Proposal No. 9: Approval of the Reverse Stock Split requires…” on page 82 is hereby amended as follows:

Proposal No. 9: Approval of the Reverse Stock Split requires ~~(i)~~ the affirmative vote of at least two-thirds (66 2/3%) of the votes cast by holders of LGEC Class A shares~~, voting separately as a class,~~ present or represented by proxy at the Lionsgate Annual General and Special Meeting and entitled to vote at the Lionsgate Annual General and Special Meeting ~~and (ii) the affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast by holders of the LGEC Class B shares, voting separately as a class, present or represented by proxy at the Lionsgate Annual General and Special Meeting~~. Regardless of the outcome of the non-binding advisory vote on the Reverse Stock Split, the Reverse Stock Split will be adopted by Starz, as part of the Transactions, assuming the approval of the Lionsgate Transactions Proposal and the completion of the Transactions. LGEC Class A shares ~~and LGEC Class B shares~~ not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on the outcome of Proposal No. 9.

For purposes of determining the number of votes cast, only LGEC Class A shares ~~and LGEC Class B shares~~ voting “FOR” or “AGAINST” are counted. As such, abstentions and broker non-votes are not treated as votes cast and are not counted in the determination of the outcome of Proposal No. 9.

12.

The paragraph under the heading “The Lionsgate Annual General and Special Meeting—Proposal No. 9: The Reverse Stock Split—Vote Required for Approval” beginning “Approval of the Reverse Stock Split requires…” on page 106 is hereby amended as follows:

Approval of the Reverse Stock Split requires ~~(i)~~ the affirmative vote of at least two-thirds (66 2/3%) of the votes cast by holders of LGEC Class A shares~~, voting separately as a class,~~ present or represented by proxy at the Lionsgate Annual General and Special Meeting and entitled to vote at the Lionsgate Annual General and Special Meeting ~~and (ii) the affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast by holders of the LGEC Class B shares, voting separately as a class, present or represented by proxy at the Lionsgate Annual General and Special Meeting~~. Regardless of the outcome of the non-binding advisory vote on the Reverse Stock Split, the Reverse Stock Split will be adopted by Starz, as part of the Transactions, assuming the approval of the Lionsgate Transactions Proposal and the completion of the Transactions. For purposes of this proposal, abstentions and broker non-votes will not be counted as votes cast in determining the number of votes necessary for approval of the Reverse Stock Split.

13.

The paragraph under the heading “The LG Studios Special Meeting—Required Votes” beginning “Proposal No. 2: The affirmative vote of the holders of at least two-thirds (66 2/3%) of the votes cast…” on page 109 is hereby amended as follows:

Proposal No. 2: The affirmative vote of the holders of at least ~~two-thirds (66 2/3%)~~ a majority of the votes cast by holders of LG Studios common shares present or represented by proxy at the LG Studios Special Meeting is required for the non-binding advisory vote to approve several governance provisions that will be contained in the New Lionsgate Articles and that substantially affect LG Studios shareholder rights. Regardless of the outcome of the non-binding advisory vote on the LG Studios Advisory Organizational Documents Proposals, the New Lionsgate Articles will be adopted by New Lionsgate as part of the Transactions, assuming the approval of the LG Studios Reorganization Proposal and the completion of the transactions. LG Studios common shares not present, and shares present and not voted, whether by broker non-vote, abstention or otherwise, will have no effect on the outcome of Proposal No. 2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Investor Presentation dated April 17, 2025.

99.2	Press Release dated April 17, 2025.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

Additional Information and Where to Find It

This communication is being made in respect of the Transactions involving the Company, Lionsgate and New Lionsgate. In connection with the Transactions, the Company filed with the SEC a Registration Statement on Form S-4 on March 13, 2025 and a Proxy Statement on March 14, 2025. Promptly after filing its Proxy Statement with the SEC, the Company mailed the Proxy Statement and a proxy card to each shareholder of the Company entitled to vote at the Special meeting relating to the Transactions. This communication is not a substitute for the Proxy Statement or any other document that the Company has filed or may file with the SEC or send to its shareholders in connection with the Transactions. INVESTORS, SECURITY HOLDERS AND OTHER INTERESTED PERSONS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTIONS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTIONS. The materials filed by the Company are available to the Company’s investors and shareholders at no expense to them and copies may be obtained free of charge by directing a request to the Company at 2700 Colorado Avenue, Santa Monica, CA 90404, Attention: Investor Relations or at tel: (310) 449-9200. In addition, all of those materials are available at no charge on the SEC’s website at www.sec.gov and on SEDAR+ at www.sedarplus.ca.

Participants in the Solicitation

The Company, Lionsgate and certain of their directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the Transactions. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s shareholders in connection with the Transactions is set forth in the Proxy Statement. Additional information regarding these individuals and any direct or indirect interests they may have in the Transactions is set forth in the Proxy Statement and other relevant documents that are filed or will be filed with the SEC in connection with the Transactions. You may obtain free copies of these documents using the sources indicated above.

Additional information regarding the interests of such individuals in the Transactions are included in the Proxy Statement. These documents may be obtained free of charge at the SEC’s website at www.sec.gov and on SEDAR+ at www.sedarplus.ca.

No Offer or Solicitation

This communication does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Transactions or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase, any securities of Lionsgate, Lionsgate Studios or New Lionsgate. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom, nor shall any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction be affected. No securities commission or securities regulatory authority in the United States or any other jurisdiction has in any way passed upon the merits of the business combination or the accuracy or adequacy of this communication.

Forward-Looking Statements

The matters discussed in this communication include forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including, but not limited to: changes in our business strategy; the substantial investment of capital required to produce and market films and television series; budget overruns; limitations imposed by our credit facilities and notes; unpredictability of the commercial success of our motion pictures and television programming; risks related to acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending our intellectual property; technological changes and other trends affecting the entertainment industry; potential adverse reactions or changes to business or employee relationships; weakness in the global economy and financial markets, including a recession and past and future bank failures; wars, terrorism and multiple international conflicts that could cause significant economic disruption and political and social instability; labor disruptions and strikes; the inability of the parties to successfully or timely consummate the Transactions, including the approval of the requisite equity holders of Lionsgate and Lionsgate Studios is not obtained; the inability to receive court approval of the proposed plan of arrangement in connection with the Transactions; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreements relating to the Transactions; failure to realize the anticipated benefits of the Transactions; the ability to recognize the anticipated benefits of the Transactions; the effect of the announcement or pendency of the Transactions on Lionsgate’s or Lionsgate Studios’ ability to retain key personnel and to maintain relationships with business partners; risks relating to potential diversion of management attention from Lionsgate’s and Lionsgate Studios’ ongoing business operations; negative effects of this announcement or the consummation of the Transactions on the market price of Lionsgate’s or Lionsgate Studios’ applicable equity securities and/or operating results; transaction costs associated with the Transactions; and the other risk factors set forth in Lionsgate’s and Lionsgate Studio’s most recent Quarterly Reports Form 10-Q and Annual Report on Form 10-K, and the risk factors that are set forth in the S-4. Neither of Lionsgate nor Lionsgate Studios undertakes any obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 17, 2025	LIONSGATE STUDIOS CORP.

/s/ James W. Barge
James W. Barge
Chief Financial Officer

Exhibit 99.1

LIONSGATE® Corporate Overview April 2025 STARZ®

Disclaimer This presentation (together with oral statements made in connection herewith, this “Presentation”) is provided for informational purposes only and has been prepared to give an overview of the proposed separation of Lionsgate Studios Corp., a British Columbia corporation (“Lionsgate Studios”), which encompasses the motion picture and television studio businesses of Lions Gate Entertainment Corp., a British Columbia corporation (“Lionsgate”) (which owns approximately 87.8% of the issued and outstanding shares of Lionsgate Studios), from the other businesses of Lionsgate, including Lionsgate’s Media Networks segment (“Starz”) (the “Proposed Separation”). This Presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of the Proposed Separation. You also acknowledge and agree that the information contained in this Presentation is preliminary in nature and is subject to change, and any such changes may be material. Any information, data or statistics on past performance or modeling contained herein is not an indication as to future performance. Lionsgate, Lionsgate Studios and Starz, assume no obligation to update the information in this Presentation. Viewers of this Presentation should each make their own evaluation of Lionsgate, Lionsgate Studios and Starz, and of the relevance and adequacy of the information contained herein or disclosed orally and should make such other investigations as they deem necessary. Nothing herein should be construed as legal, financial, tax or other advice. You should consult your own advisers concerning any legal, financial, tax or other considerations concerning the opportunity described herein. There can be no assurance that the Proposed Separation will be consummated. The Summary Risk Factors contained herein are not the only ones the parties face. Additional risks that the parties currently do not know about or that they currently believe to be immaterial may also impair their business, financial condition or results of operations. Forward-looking statements and risk factors All statements other than statements of historical facts contained in this Presentation are forward-looking statements. Forward-looking statements may generally be identified by the use of words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “project,” “forecast,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics and projections of market opportunity and market share. These statements are based on management’s current estimations and analysis, are subject to various assumptions that the parties believe are reasonable at this time, whether or not identified in this Presentation, reflect the current expectations Lionsgate’s management as of the date of this Presentation and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions and such differences may be material. Many actual events and circumstances are beyond the control of Lionsgate, Lionsgate Studios or Starz. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; the ability to successfully or timely consummate the Proposed Separation, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the expected benefits of the Proposed Separation; the failure to realize the anticipated benefits of the Proposed Separation; the risk of litigation and/or regulatory actions related to the Proposed Separation; diversion of management time from ongoing business operations due to the Proposed Separation; and the other risk factors set forth in Lionsgate’s and Lionsgate Studios’ most recent Quarterly Reports on Form 10-Q and Annual Report on Form 10-K, and those factors discussed under the heading “Risk Factors” in the Registration Statement on Form S-4. These filings identify and address other important risks and uncertainties that could cause actual events and results to diverge materially from those contained in the forward-looking statements in this Presentation. If any of these risks materialize or Lionsgate’s, Lionsgate Studios’ or Starz’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither Lionsgate, Lionsgate Studios or Starz presently know or that Lionsgate, Lionsgate Studios or Starz currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect expectations, plans or forecasts of future events and views as of the date of this Presentation. Lionsgate, Lionsgate Studios or Starz anticipate that subsequent events and developments will cause their assessments to change. It is not possible to predict all risks, nor assess the impact of all factors on their businesses or the extent to which any factor, or combination of factors, may cause actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition. In addition, the analyses of Lionsgate, Lionsgate Studios or Starz contained herein are not, and do not purport to be, appraisals or the securities, assets or business of Lionsgate, Lionsgate Studios, Starz or any other entity. While Lionsgate, Lionsgate Studios or Starz may elect to update these forward-looking statements at some point in the future, Lionsgate, Lionsgate Studios or Starz specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Lionsgate’s, Lionsgate Studios’ or Starz’s, assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements. Use of projections The projections, estimates and targets in this Presentation are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingences, many of which are beyond Lionsgate’s, Lionsgate Studios’ or Starz’s control. Lionsgate’s, Lionsgate Studios’ or Starz’s independent auditors did not audit, review, compile or perform any procedures with respect to such projections, estimates, or targets for the purpose of their inclusion in this Presentation, and accordingly, such auditors neither expressed an opinion nor provided any other form of assurance with respect thereto for the purpose of this Presentation. While all projections, estimates, and targets are necessarily speculative, Lionsgate, Lionsgate Studios and Starz believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection, estimate, or target extends from the date of preparation. The assumptions and estimates underlying projected, expected, or targeted results are inherently uncertain and are subject to a wide variety of risks and uncertainties, including but not limited to those mentioned in the immediately preceding section, that could cause actual results to differ materially from those contained in such projections, estimates, and targets. The inclusion of projections, estimates, and targets in this Presentation should not be regarded as an indication that Lionsgate, Lionsgate Studios, Starz or their respective representatives considered or consider such financial projections, estimates, and targets to be a reliable prediction of future events. See “Forward-looking Statements” above. To the extent any forward-looking information in this Presentation constitutes “future-oriented financial information” or “financial outlooks” within the meaning of applicable Canadian securities laws, such information is being provided to demonstrate the potential benefits of the Proposed Separation, and the reader is cautioned that this information may not be appropriate for any other purpose and the reader should not place undue reliance on such future-oriented financial information and financial outlooks. Future-oriented financial information and financial outlooks, as with forward-looking information generally, are, without limitation, based on the assumptions and subject to the risks set out herein. The results of operations and estimated and forecasted revenue of Lionsgate, Lionsgate Studios and/or Starz may differ materially from management’s current expectations. Such information is presented for illustrative purposes only and may not be an indication of the actual future results of operations or earnings of Lionsgate Studios and/or Starz. 2

Disclaimer Industry and market data In this Presentation, Lionsgate Studios and Starz may rely on and refer to certain information and statistics obtained from third-party sources which they believe to be reliable. Lionsgate, Lionsgate Studios and Starz have not independently verified the accuracy or completeness of any such third-party information. No representation is made as to the reasonableness of the assumptions made within or the accuracy or completeness of any such third-party information, and you are cautioned not to place undue weight on such information. Participants in the solicitation Lionsgate, Lionsgate Studios, Starz and certain of their directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the Transactions. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Lionsgate’s and Lionsgate Studios’ shareholders in connection with the Transactions is set forth in the joint proxy statement/prospectus (the “Proxy Statement”). Additional information regarding these individuals and any direct or indirect interests they may have in the Transactions is set forth in the Proxy Statement and other relevant documents that are filed or will be filed with the SEC in connection with the Transactions. You may obtain free copies of these documents using the sources indicated above. Additional information regarding the interests of such individuals in the Transactions are included in the Proxy Statement. These documents may be obtained free of charge at the SEC’s website at www.sec.gov. Additional Information and Where to Find It This Presentation is being made in respect of the Transactions described in the Registration Statement on Form S-4 involving Lionsgate, Lionsgate Studios, Starz and Lionsgate Studios Holding Corp (“New Lionsgate”). In connection with the Transactions, Lionsgate filed with the SEC a Registration Statement on Form S-4 on March 13, 2025 and a Proxy Statement on March 14, 2025. Promptly after filing its Proxy Statement with the SEC, Lionsgate and Lionsgate Studios mailed the Proxy Statement and a proxy card to each shareholder of Lionsgate entitled to vote at the Meetings relating to the Transactions. This Presentation is not a substitute for the Proxy Statement or any other document that Lionsgate and Lionsgate Studios has filed or may file with the SEC or send to its shareholders in connection with the Transactions. INVESTORS, SECURITY HOLDERS AND OTHER INTERESTED PERSONS ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTIONS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT LIONSGATE, LIONSGATE STUDIOS AND THE TRANSACTIONS. The materials filed by Lionsgate and Lionsgate Studios are available to Lionsgate’s investors and shareholders at no expense to them and copies may be obtained free of charge by directing a request to Lionsgate at 2700 Colorado Avenue, Santa Monica, CA 90404, Attention: Investor Relations or at tel: (310) 449-9200. In addition, all of those materials are available at no charge on the SEC’s website at www.sec.gov and on SEDAR+ at www.sedarplus.ca. No Offer or Solicitation This Presentation does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Transactions or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase, any securities of Lionsgate, Lionsgate Studios, Starz or New Lionsgate. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom, nor shall any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction be affected. No securities commission or securities regulatory authority in the United States or any other jurisdiction has in any way passed upon the merits of the business combination or the accuracy or adequacy of this Presentation. 3

Value-Defining Separation is in the Best Interests of Lionsgate and its Shareholders LIONSGATE® STARZ Creates two highly differentiated companies in the media sector: Lionsgate Studios, one of the largest independent film and TV studios and overseer of a 20,000+ title library Starz, a profitable, digital-first premium streaming service with ~20MM subscribers, focused on women and underrepresented audiences Increases strategic and operational opportunities created by being pure play businesses Eliminates dual-class listing, allowing for a more diversified voting shareholder base and less complex investment opportunity Allows each business to attract investors aligned with its growth outlook and capital allocation 4

Separation Overview Lions Gate Entertainment Corp. (“LGEC” or the “Company”) is separating its Studio Business and its Media Networks Business into two independent, publicly-traded companies Lionsgate Studios Corp. (NYSE: LION) STARZ Entertainment Corp. (Nasdaq: STRZ) As part of the separation, the Company’s LGF/A and LGF/B shares will collapse into a single share-class before being exchanged for New LION and STRZ shares Each holder will receive: (i) in exchange for each LGF/A share they hold, 1.12 LION shares and 1.12 STRZ shares, and (ii) in exchange for each LGF/B share they hold, 1 LION share and 1 STRZ share (reflecting a 12% per share exchange premium for LGF/A holders relative to LGF/B holders) STRZ shares will then undergo a 15-to-1 reverse stock split and holders of STRZ shares will receive approx. 1 share for every 15 shares of STRZ they hold The transaction will require 2/3 approval of each LGF share class (LGF/A and LGF/B) Pre-Separation LION holders’ stake in New LION will remain at 12.2% Pre-Separation LION Holders LGF/A Holders LGF/B Holders For every 1 LGF/A share, holders will receive 1.12 shares of New LION For every 1 LGF/B share, holders will receive 1 share of New LION For every 1 Pre-Separation LION share, holders will receive a number of New LION shares intended to preserve 12.2% stake For every 1 LGF/A share, holders will receive 1.12 shares of STRZ For every 1 LGF/B share, holders will receive 1 share of STRZ Following the reverse stock split, for every 15 STRZ shares, holders will receive 1 STRZ share. LIONSGATE® STARZ 5

Overview LIONSGATE®

Lionsgate: A Diversified, Independent World-Class Content Company with the Scale of a Major Studio MOTION PICTURE $15Bn+ Global Box Office ~40 Releases Per Year (1) $1.5Bn LTM Revenue (2) TELEVISION 75 Active Series (3) Across 40+ Networks (3) 400+ Average Episodes Produced Annually (4) $1.5Bn LTM Revenue (2) LIBRARY 20K+ Films and TV Episodes $954MM LTM Reported Library Revenue (5) 3 ARTS ENTERTAINMENT One of the Leading Talent Management & Production Companies in the World 1,099 Major Award Nominations / 178 Major Award Wins (6) 335 / 71 Academy Award Nominations / Wins 396 / 47 Emmy Award Nominations / Wins 368 / 60 Golden Globe Nominations / Wins Notes: 1. Includes wide-release, multi-platform and direct-to-platform titles 2. Last Twelve Months (‘LTM’) as of 12/31/2024 3. Includes Scripted TV, Unscripted TV, Debmar Mercury, Pilgrim and distribution as of 2/11/2025. Does not include 3 Arts executive produced series 4. Average across scripted and unscripted content from FY2019 through February 2025; Does not include Debmar Mercury 5. As of 12/31/2024; Includes film and TV revenues; Reported Library Revenue is defined as revenue earned after the first cycle of sales which generally includes theatrical revenue, the first six months of home entertainment sales, the first pay television contract and the minimum guarantees from the first international sales 6. Award numbers include created and acquired content LIONSGATE™ 7

40 Major Franchise Properties in Active Production, Development and Distribution Suzanne Collins Stephenie Meyer Ruben Fleischer Blumhouse Keanu Reeves Chad Stahelski Billy the Puppet Jennifer Grey 50 Cent Alexi Hawley Graham King Dallas Jenkins Carsey-Werner Spyglass Margot Robbie Seth Rogen Scott Delman A Great Big World STX Mary Louise Parker Alan Ritchson Luca Guadagnino CBS BBC Studios Kingdom Story Company Veronica Roth Paul Feig Blake Lively Destin Daniel Cretton Martin Scorsese Matthew Weiner AMC Renegade 83 Steven S. DeKnight Pilgrim Media Group Channing Tatum Blumhouse Marc Platt Spring Hill Lebron James Sylvester Stallone Netflix Edie Falco Gerard Butler Including at Least 16 Upcoming Feature Films, 20+ Television Series, More Than a Dozen Stage Plays, 5 Upcoming Video Games and Scores of Branded Attractions LIONSGATE™ 8

Franchises Drive Repeatable and Sustainable Growth (Film)


JOHN WICK

John Wick

- 4 Films – $1Bn+ Global Box Office
- Spinoff Films: *Ballerina*, Donnie Yen / Caine
- *John Wick 5* and *John Wick* Animated Prequel Announced
- TV Series: Released *The Continental*, Upcoming Series *John Wick: Under the High Table*
- John Wick AAA Game
- Las Vegas Experience


THE HUNGER GAMES

The Hunger Games

- 5 Films – $3Bn+ Global Box Office
- *Sunrise on the Reaping* Book Sales Reach 1.5MM in 1st week, a Franchise Record
- 6th Film, *Sunrise on the Reaping*, in Theaters November 20, 2026
- Stage Play Opening October 2025


twilight

Twilight

- 5 Films – $3Bn+ Global Box Office
- TV Series *Midnight Sun* (Netflix)
- Twilight World Concert Tour


Dirty Dancing

Dirty Dancing

- 1st Film Grossed $200MM+ at Global Box Office
- 3rd Film in Development
- Perennial Library Bestseller
- Broadway Musical in Development


SAW

Saw

- 10 Films – $1Bn+ Global Box Office
- Saw Escape Room (Las Vegas)
- Saw the Ride (London)


LA LA LAND

La La Land

- $440MM+ Global Box Office
- La La Land World Concert Tour
- Broadway Musical in Development


NOW YOU SEE ME

Now You See Me

- 2 Films – $600MM+ Global Box Office
- 3rd Film Releasing in November 2025
- Live Magic Touring Show
- *Now You See Me 4* Announced

LIONSGATE™ 9

Franchises Drive Repeatable and Sustainable Growth (TV) Ghosts Renewed for Seasons 5 & 6 One of Top 10 Nielsen-Rated Shows #1 Sitcom on CBS Among Key Demos (1) The Rookie Renewed for Season 8 on ABC Spinoff in Development at ABC One of Top 10 Nielsen-Rated Shows Mad Men 7 Seasons Record 4 Straight Best Drama Emmy Wins #1 Show on THR’s 50 Best TV Shows of the 21st Century Orange is the New Black 7 Seasons 4 Emmy Wins & 21 Nominations 1st Series Ever Licensed to Netflix Power 3 Hit Spinoffs 9.5MM+ Multi-Platform Viewers a Piece More Spinoffs in Development Nurse Jackie 7 Seasons 5 Emmy Wins & 24 Nominations Reboot Starring Edie Falco in Development Weeds 8 Seasons 2 Emmy Wins & 14 Nominations 1 Golden Globe Win & 10 Nominations Sources: The Hollywood Reporter, Nielsen, L+3 Data Note: 1. Key demos include P18-34, P18-49 and P25-54 LIONSGATE™ 10

Robust and Diversified Motion Picture Production with Approximately 40 Releases per Year Motion Picture Pipeline Drives Future Growth and Library Value Existing Tentpole Franchises 1-2 Releases Per Year New Blockbuster IP Adaptations 1 Release Per Year New Franchise Opportunities 3-4 Releases Per Year Low-Cost Commercial Bets 5-7 Releases Per Year LIONSGATE™ 11

A Leading Producer of Television Content for Streaming and Linear Platforms

Maintaining Scripted Leadership

In Development **150+** Projects

Active Series [(1)] **~20** Series


Ghosts
ROOKIE
Scripted Originals and Renewals


The Studio
SPARTACUS
Recent and Upcoming Premieres


UNDER THE HIGH TABLE
midnight sun
New Productions and Development


CONNERS
Successful Distribution Initiatives

Strengthening Unscripted

20+ Projects

~35 Series


SELLING SUNSET

Scamanda

FAMILY FEUD

the saints

ULTIMATE FIGHTER

NAKED AND AFRAID

Expanding Lower-Cost Int'l Co-Productions

~10 Series


CLEANER

Catch

PRIVATE EYES

MISTLETOE MURDERS

Scaling Talent and Production At 3 Arts

~45[(2)] Series


Hacks

NOBODY WANTS THIS

WELCOME TO WREXHAM

the office

RUNNING POINT

MYTHIC QUEST

IT'S ALWAYS SUNNY IN PHILADELPHIA

Notes:
1. Includes Scripted TV, Unscripted TV, Debmar Mercury, Pilgrim and distribution, does not include 3 Arts executive produced series, active series defined as those in some stage of production
2. Includes series whereby 3 Arts was an executive producer or acted in a studio capacity in FY2024; includes back-end participations on series

LIONSGATE
12

The Global Products & Experiences Group Expands Lionsgate's Iconic Properties and Creates Significant Growth Opportunities

THEME PARKS


LIONSGATE

Lionsgate Zone
Motiongate Dubai, Opened 2017
Expansion Opened 2022


TEA

Lionsgate Entertainment World
Indoor Theme Park, Hengqin, China
Opened 2019

IMMERSIVE EXPERIENCES & LIVE ENTERTAINMENT



Official SAW Escape
Las Vegas, Opened 2018


THE WORLD OF JOHN WICK AWAITS
JOHN WICK
EXPERIENCE

John Wick Experience
Las Vegas, Opened February 2025


THE
HUNGER GAMES
ON STAGE

The Hunger Games on Stage
Opening in London October 2025



La La Land – The Musical (1)
Coming to Broadway in 2026

GAMES & INTERACTIVE VENTURES



John Wick AAA Video Game
In Development


Play.
Wear.
Watch.
ROBLOX
twilight

Roblox
First Immersive Movie Store
Launched February 2025

Notes: this page only includes select examples of Global Products & Experiences initiatives
1. There are currently over a dozen Live Stage shows open, in development or in production

LIONSGATE™
13

Lionsgate’s 3 Arts Entertainment, One of the World’s Leading Talent Management and Production Companies PRODUCTION EXPERTISE 3 Arts and Lionsgate Television Co-Productions Manages A-list client roster of directors, writers, showrunners, actors and comedians Prolific production business including strong co-production track record with Lionsgate Studios LIONSGATE™ 14

Lionsgate Consistently Grows and Refreshes its Content Library

CONTENT INVESTMENT AND FOCUS ON RIGHTS RETENTION...

~$20Bn
Content Investment Since Inception [1]

~$1.3Bn
Average Annual Content Investment [2]

...COMPLEMENTED BY STRATEGIC COMPANY AND LIBRARY ACQUISITIONS...

STX Entertainment
eOne
Spyglass Media Group
PFC
3 Arts Entertainment
Good Universe
Anchor Bay Entertainment
Pilgrim Media Group
Summit Entertainment
Mandate Pictures
Redbus
Artisan Entertainment
Trimark

...CREATES A UNIQUE AND GROWING LIBRARY ASSET

Motion Picture and Television Library Revenue


CAGR: 10.0%
551
614
780
766
884
886
954
FY19A
FY20A
FY21A
FY22A
FY23A
FY24A
LTM 12/31/2024

Notes:
1. FY1997 to FY2024
2. Represents FY2019 to FY2024 average

LIONSGATE
15

STARZ® Overview

STARZ: a leading premium Pay-TV & OTT Service in the US and Canada Profitable premium streaming service that has successfully pivoted to digital ~70% Digital revenue Built and priced to be a platform-agnostic complementary service $10.99 $15.74 (Avg.) Valuable & scalable demos – women & underrepresented audiences Best value service with robust portfolio of originals, theatrical output & library Technology capabilities and digital infrastructure to bundle & consolidate Proven track record of building successful franchises STARZ® 17

The only network to have executed a profitable digital transformation


Revenue transition in less than 5 fiscal years
STARZ OTT Revenue
STARZ Linear Revenue
Total STARZ Revenue
$1,374
$1,377
1,294
890
487
80
FY17
FY18
FY19
FY20
FY21
FY22
FY23
FY24
$MM, unless otherwise noted

DIGITAL TRANSFORMATION OF REVENUE

~70%

OTT Revenue Growth 10x Since Launch

STARZ maintained stable revenue while linear TV revenue declined industry-wide

-12%[1]

NOTES: Revenue based on FY2024 actuals; includes US and Canada networks revenue; excludes distribution revenue related to off-platform content licensing.

[1] Industry-wide linear revenue decline is based on total domestic affiliate fees and advertising revenue, excluding retrains and the impact from the Olympics.

Source: MoffettNathanson

STARZ

18

STARZ series are some of the biggest hits in the industry

Outperforms some of broad-based streamers top shows with a smaller footprint

	Show	Hours viewed per subscriber	Total hours viewed (MM)
NETFLIX	Fool Me Once S1	1.3	95.6
max	House of the Dragon S2	1.3	42.4
STARZ	**Ghost S4 Part 1**	**1.2**	**21.1**
tv	Ted Lasso S3	1.2	16.4
STARZ	**BMF S3**	**1.0**	**18.8**
prime video	Fallout S1	0.9	100.2
tv	Masters of the Air S1	0.9	12.7
hulu	Shogun S1	0.4	22.3
max	The White Lotus S2	0.4	11.7
max	Succession S4	0.4	11.4

NOTES: Select top-performing series, Nov. 2022 to Aug. 2024; hours viewed per Nielsen. STARZ data from internal sources. Includes viewership 4 weeks after premiere on App, PVC, Apple+ and viewership within first month after premiere on all other platforms. Competitor internal data likely higher than Nielsen results. Per Nielsen, Ghost 4A delivered 9.7M hours and BMF S3 7.2M hours in the first 28 days after premiere. Subscriber estimates per SNL Kagan, Q2 2024. Linear viewership not included.

STARZ

19

STARZ is better-positioned than linear cable networks

	STARZ	TRADITIONAL CABLE NETWORKS
Linear Advertising Exposure	NONE	HIGH
Pay-TV Bundle Exposure	LOW	HIGH
Percent of Revenue from Digital	~70%[1]	LIMITED
Revenue Trajectory (Prior 2 Years)	STABLE	DECLINING
Adj. OIBDA Margin Trajectory (Prior 2 Years)	STABLE	DECLINING
Adj. OIBDA Margin Outlook	EXPANDING	DECLINING
Valuation[2] (EV/Adj. OIBDA Multiple)	~3.0x	~4.5 - 6.0x

STARZ

NOTES:
[1] Anticipated revenue from OTT by end of FYE25.
[2] Implied valuation of STARZ is based on the average daily trading price of Lions Gate Entertainment Corp. (NYSE: LGF/A, LGF/B) and Lionsgate Studios Corp. (NASDAQ: LION) from January 1, 2025 through April 15, 2025. For reconciliation of Operating Income (Loss) to Adjusted OIBDA, please see the Company's most recent earnings release, dated February 6th, 2025.

20

ALWAYS PROFITABLE EVEN THROUGH DIGITAL TRANSITION DIGITAL TRANSFORMATION OF REVENUE OTT ~70% END-TO-END IN – HOUSE & DATA-DRIVEN SUBSCRIBER OPS 5 SHOWS 9-12MM MULTIPLATFORM VIEWERS PER EPISODE PARTNER OF CHOICE 4.0 4.8 4.6 APP RATING* *APPLE APP STORE (AS OF 01/25) 21

LIONSGATE® STARZ®

Exhibit 99.2

LIONSGATE AND LIONSGATE STUDIOS REMIND SHAREHOLDERS TO VOTE AT THE UPCOMING MEETINGS AND ANNOUNCE PROXY SUPPLEMENT

April 17, 2025

SANTA MONICA, Calif., and VANCOUVER, BC, April 17, 2025/PRNewswire/ — Lions Gate Entertainment Corp. (NYSE: LGF.A, LGF.B) (“Lionsgate”) and Lionsgate Studios Corp. (Nasdaq: LION) (“Lionsgate Studios”) today reminded shareholders to vote at the upcoming annual general and special meeting of shareholders of Lionsgate and special meeting of shareholders of Lionsgate Studios (the “Meetings”). The revised proxy materials are available on the SEC’s website at www.sec.gov.

Lionsgate and Lionsgate Studios are seeking shareholder approval to, among other things, effect the separation of the businesses of Lionsgate Studios, which encompasses the motion picture and television studio operations, from the other businesses of Lionsgate, including the STARZ-branded premium subscription platforms.

Lionsgate and Lionsgate Studios will hold the Meetings on April 23, 2025. Shareholders of record of Lionsgate and Lionsgate Studios as of at 5:30 p.m. (Eastern Time) on March 12, 2025 are entitled to vote at the Meetings in accordance with the joint proxy statement/prospectus. The board of directors for each of Lionsgate and Lionsgate Studios strongly recommend that shareholders vote “FOR” each of the proposals presented at the Meetings.

In addition, Lionsgate and Lionsgate Studios today announced the filing of a supplement to the joint proxy statement/prospectus, dated March 14, 2025, in connection with the Meetings.

If you need assistance in voting your shares or have questions regarding the Meetings, please contact Lionsgate’s and Lionsgate Studios’ proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll-free) or (212) 929-5500 (collect), or by email at lionsgate@mackenziepartners.com, if you are a shareholder of Lionsgate, or lgstudios@mackenziepartners.com, if you are a shareholder of Lionsgate Studios.

Additional Information and Where to Find It

This communication is being made in respect of the Transactions described in the Registration Statement on Form S-4 involving Lionsgate, Lionsgate Studios and Lionsgate Studios Holding Corp (“New Lionsgate”). In connection with the Transactions, Lionsgate filed with the SEC a Registration Statement on Form S-4 on March 13, 2025 and a Proxy Statement on March 14, 2025. Promptly after filing its Proxy Statement with the SEC, Lionsgate and Lionsgate Studios mailed the Proxy Statement and a proxy card to each shareholder of Lionsgate entitled to vote at the Meetings relating to the Transactions. This communication is not a substitute for the Proxy Statement or any other document that Lionsgate and Lionsgate Studios has filed or may file with the SEC or send to its shareholders in connection with the Transactions. INVESTORS, SECURITY HOLDERS AND OTHER INTERESTED PERSONS ARE URGED TO READ

THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTIONS BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT LIONSGATE, LIONSGATE STUDIOS AND THE TRANSACTIONS. The materials filed by Lionsgate and Lionsgate Studios are available to Lionsgate’s investors and shareholders at no expense to them and copies may be obtained free of charge by directing a request to Lionsgate at 2700 Colorado Avenue, Santa Monica, CA 90404, Attention: Investor Relations or at tel: (310) 449-9200. In addition, all of those materials are available at no charge on the SEC’s website at www.sec.gov and on SEDAR+ at www.sedarplus.ca.

Participants in the Solicitation

Lionsgate, Lionsgate Studios and certain of their directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the Transactions. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Lionsgate’s and Lionsgate Studios’ shareholders in connection with the Transactions is set forth in the Proxy Statement. Additional information regarding these individuals and any direct or indirect interests they may have in the Transactions is set forth in the Proxy Statement and other relevant documents that are filed or will be filed with the SEC in connection with the Transactions. You may obtain free copies of these documents using the sources indicated above.

Additional information regarding the interests of such individuals in the Transactions are included in the Proxy Statement. These documents may be obtained free of charge at the SEC’s website at www.sec.gov.

No Offer or Solicitation

This communication does not constitute (i) a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Transactions or (ii) an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase, any securities of Lionsgate, Lionsgate Studios or New Lionsgate. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom, nor shall any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction be affected. No securities commission or securities regulatory authority in the United States or any other jurisdiction has in any way passed upon the merits of the business combination or the accuracy or adequacy of this communication.

Forward-Looking Statements

The matters discussed in this communication include forward-looking statements. Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including, but not limited to: changes in our business strategy; the substantial investment of capital required to produce and market films and television series; budget overruns; limitations imposed by our credit facilities and notes; unpredictability of the commercial success of our motion pictures and television programming; risks related to acquisition and integration of acquired businesses; the effects of dispositions of businesses or assets, including individual films or libraries; the cost of defending our intellectual property; technological changes and other trends affecting the entertainment industry; potential adverse reactions or changes to business or employee relationships; weakness in the global economy and financial markets, including a recession and past and future bank failures; wars, terrorism and multiple international conflicts that could cause significant economic disruption and political and social instability; labor disruptions and strikes; the inability of the parties to successfully or timely consummate the Transactions, including the approval of the requisite equity holders of Lionsgate and Lionsgate Studios is not obtained; the inability to receive court approval of the proposed plan of arrangement in connection with the Transactions; the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive agreements relating to the Transactions; failure to realize the anticipated benefits of the Transactions; the ability to recognize the anticipated benefits of the Transactions; the effect of the announcement or pendency of the Transactions on Lionsgate’s or Lionsgate Studios’ ability to retain key personnel and to maintain relationships with business partners; risks relating to potential diversion of management attention from Lionsgate’s and Lionsgate Studios’ ongoing business operations; negative effects of this announcement or the consummation of the Transactions on the market price of Lionsgate’s or Lionsgate Studios’ applicable equity securities and/or operating results; transaction costs associated with the Transactions; and the other risk factors set forth in Lionsgate’s and Lionsgate Studios’ most recent Quarterly Reports Form 10-Q and Annual Report on Form 10-K, and the risk factors that are set forth in the S-4. Neither of Lionsgate nor Lionsgate Studios undertakes any obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

About Lionsgate Studios

Lionsgate Studios (Nasdaq: LION) is one of the world’s leading standalone, pure play, publicly-traded content companies. It brings together diversified motion picture and television production and distribution businesses, a world-class portfolio of valuable brands and franchises, a talent management and production powerhouse and a more than 20,000-title film and television library, all driven by Lionsgate’s bold and entrepreneurial culture.

About Lionsgate

Lionsgate (NYSE: LGF.A, LGF.B) owns approximately 87% of the outstanding shares of Lionsgate Studios Corp. (Nasdaq: LION), one of the world’s leading standalone, pure play, publicly-traded content companies, as well as the premium subscription platform STARZ.

For investor inquiries, please contact:

Nilay Shah

nshah@lionsgate.com

310-255-3651

For media inquiries, please contact:

Laurel Pecchia

lpecchia@lionsgate.com

310-255-5114